UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 1, 2024
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TARSUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15440 Laguna Canyon Road, Suite 160
Irvine, CA 92618
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 418-1801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Stock Market LLC Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

On November 5, 2024, Tarsus Pharmaceuticals, Inc. (the “Company”) announced the appointment of Elizabeth Yeu, M.D. as the Company’s Chief Medical Officer, effective as of November 4, 2024 (the “Effective Date”). In connection with the appointment, on November 1, 2024, Dr. Yeu resigned as a member of the Company’s board of directors (the “Board”) and from the committees of the Board on which she served, each effective as of the Effective Date.

Dr. Yeu, 46, has served as a member of the Company’s Board since December 2021, and as a consulting Chief Medical Advisor since August 2020. Dr. Yeu has been a Partner at Virginia Eye Consultants since 2014. She has served as an Assistant Professor of Ophthalmology at the Eastern Virginia Medical School since 2012. For the American Society of Cataract and Refractive Surgery, Dr. Yeu serves on the Executive Board and is Immediate Past President, and previously served as its President, and Treasurer. Dr. Yeu has served on the board of directors at STAAR Surgical Company since January 2021, and Ocular Science since September 2018. In January 2022, she also joined the Board of Directors of Avellino Lab USA, Inc. From November 2021 to May 2023, she served as a Chief Strategic Advisor to ACE Vision Group.

Dr. Yeu has authored hundreds of articles and is a frequent lecturer nationally and internationally in the areas of refractive cataract surgery, anterior segment reconstruction, and external ocular surface disease management. Dr. Yeu earned her medical degree through a seven-year accelerated and combined undergraduate/medical school program at the University of Florida College of Medicine. She completed her Ophthalmology residency at Rush University Medical Center in Chicago, where she served as Chief Resident from 2006 to 2007. Dr. Yeu completed a fellowship in cornea, anterior segment and refractive surgery at Baylor College of Medicine’s Cullen Eye Institute from 2007 to 2008, and she served as an Assistant Professor after her fellowship training.

In connection with her appointment, the Company entered into an offer letter agreement with Dr. Yeu (the “Yeu Offer Letter”), effective as of the Effective Date. Under the terms of the Yeu Offer Letter, she will receive an initial annual base salary of $480,000 and a signing cash bonus of $25,000, to be paid within 30 days of the Effective Date. In addition, under the terms of the Yeu Offer Letter, Dr. Yeu will be eligible for an annual incentive bonus equal to 45% of her annual base salary. Further, the Compensation Committee (the “Compensation Committee”) of the Board granted Dr. Yeu a restricted stock unit (“RSU”) award, effective as of November 4, 2024 (the “Grant Date”), under the Company’s 2020 Equity Incentive Plan (the “Plan”) for 27,278 shares of the Company’s common stock. 25% of the RSUs vest on each of December 15, 2025, December 15, 2026, December 15, 2027 and December 15, 2028, subject to Dr. Yeu’s continued employment on each vesting date. The Compensation Committee also awarded Dr. Yeu an option award (the “Option”) under the Plan for 41,074 shares of the Company’s common stock. 25% of the shares subject to the Option shall vest after 12 months of continuous service, with the balance vesting in equal monthly installments over the following 36 months thereafter. The exercise price per share of the Option will be equal to the fair market value of a share of the Company’s common stock on the Grant Date.

The Yeu Offer Letter also provides that Dr. Yeu is entitled to certain severance and change in control benefits pursuant to an Executive Severance and Change in Control (the “Severance Agreement”) entered into in connection with the Yeu Offer Letter. The Severance Agreement provides that if Dr. Yeu is subject to an Involuntary Termination that occurs three months prior to or 12 months after a Change in Control (as such terms are defined in the Severance Agreement), she is eligible to receive severance consisting of 12 months of base salary and company-paid continued benefits coverage. If the Involuntary Termination occurs within three months prior to or within 12 months after a Change in Control, she is eligible to receive accelerated vesting of the shares underlying the unvested portion of the RSU and Option and severance consisting of 12 months of base salary and company-paid continued benefits coverage, plus a lump sum bonus payment equal to (i) a prorated portion of her target bonus for the year in which her termination occurs and (ii) 100% of such target bonus. These benefits are payable subject to Dr. Yeu signing a customary waiver and release agreement.

Dr. Yeu has entered into a proprietary information and inventions agreement, which is in substantially the same form as that entered into with the other officers of the Company. Dr. Yeu is already party to the Company’s standard indemnification agreement, which she entered into in connection with her appointment to the Board.

Except as set forth above, there are no arrangements or understandings between Dr. Yeu and any other persons pursuant to which she was named to this position with the Company. There are no family relationships between Dr. Yeu and any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Additionally, Dr. Yeu does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the terms of the Yeu Offer Letter is qualified in its entirety by reference to the complete text of the Yeu Offer Letter, a copy of which will be filed with the Company’s Annual Report on 10-K for the year ending December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARSUS PHARMACEUTICALS, INC.

Date:	November 5, 2024	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer and Chief Strategy Officer
(Principal Financial Officer and Principal Accounting Officer)